Exhibit 99.1

UnionBanCal Corporation Reports Fourth Quarter Net Income of $129 Million

Fourth Quarter Highlights:

  Net income was $129 million, down from $172 million for both the prior quarter and the year-ago quarter.
  Total loans held for investment, excluding FDIC covered loans, at December 31, 2011, were up 5 percent compared with September 30, 2011, and up 13 percent compared with December 31, 2010.
  Total provision for credit losses was $9 million, compared with a benefit of $13 million for the prior quarter, and a benefit of $42 million for the prior-year quarter. However, key asset quality metrics strengthened in fourth quarter. Excluding FDIC covered assets:
    Nonperforming assets at quarter-end were $618 million, or 0.70 percent of total assets, down from $690 million, or 0.83 percent of total assets, prior quarter.
    Allowance for credit losses to nonaccrual loans was 149 percent at quarter-end, up from 132 percent prior quarter.
    Net charge-off ratio was 0.21 percent annualized, down from 0.36 percent annualized prior quarter.
  Tangible common equity ratio was 10.20 percent at December 31, 2011, compared with 10.10 percent at September 30, 2011.

Full Year Highlights:

  Net income was $778 million, up from $573 million prior year.
  Total provision for credit losses was a benefit of $231 million, down from a total provision of $168 million prior year.
  Tangible common equity ratio increased 53 basis points to 10.20 percent at December 31, 2011, compared with 9.67 percent at December 31, 2010.

SAN FRANCISCO--(BUSINESS WIRE)--January 27, 2012--UnionBanCal Corporation (the Company or UB), parent company of San Francisco-based Union Bank, N.A., today reported fourth quarter 2011 results. Net income for fourth quarter was $129 million, down from $172 million for both the prior quarter and the year-ago quarter. The decline in net income compared with the prior quarter was primarily due to higher provision for credit losses as loan growth accelerated and higher noninterest expense.

Effective October 1, 2011, The Bank of Tokyo-Mitsubishi UFJ, Ltd. (BTMU) transferred its trust company, The Bank of Tokyo-Mitsubishi UFJ Trust Company (BTMUT), to the Company. This transaction increased assets by over $900 million and Tier 1 common capital by over $700 million.

Summary of Fourth Quarter Results

Fourth Quarter Total Revenue and Net Interest Income

For fourth quarter 2011, total revenue (net interest income plus noninterest income) was $791 million, flat compared with the prior quarter. Net interest income increased 6 percent, and noninterest income decreased 18 percent. The net interest margin was 3.29 percent.

Net interest income for fourth quarter 2011 was $640 million, up $34 million, or 6 percent, compared with third quarter 2011. The increase in net interest income was primarily due to growth in average earning assets, particularly securities and total loans (excluding FDIC covered loans). The net interest margin declined 2 basis points compared with third quarter 2011, primarily due to lower yields on securities, partially offset by a decline in low-yielding interest bearing deposits in banks.

Average total loans, excluding FDIC covered loans, increased $2.3 billion, or 5 percent, primarily due to growth in commercial and industrial loans, commercial mortgage loans and residential mortgage loans. Average FDIC covered loans decreased $152 million, or 13 percent, due to expected runoff of the portfolio. Average noninterest bearing deposits increased $1.3 billion, or 7 percent, primarily due to growth in commercial deposits. Average interest bearing deposits increased $2 billion, or 5 percent, primarily reflecting growth in money market accounts and time deposits.

Compared with fourth quarter 2010, total revenue decreased 10 percent, with net interest income up 1 percent and noninterest income down 40 percent. Average total loans, excluding FDIC covered loans, increased $5 billion, or 11 percent, primarily due to growth in commercial and industrial loans, commercial mortgage loans and residential mortgage loans. Average FDIC covered loans decreased $597 million, or 37 percent, due to expected runoff of the portfolio. Average noninterest bearing deposits increased $3.4 billion, or 21 percent. Average interest bearing deposits decreased $2.3 billion, or 5 percent, primarily due to planned deposit runoff resulting from targeted rate reductions. Net interest income increased $9 million compared with the year-ago quarter, primarily due to overall loan growth, largely offset by a decrease in the net interest margin. The net interest margin declined 24 basis points from the year-ago quarter, primarily due to declining yields on loans (excluding FDIC covered loans) and securities, and a higher level of low-yielding interest bearing deposits in banks.

Fourth Quarter Noninterest Income and Noninterest Expense

For fourth quarter 2011, noninterest income was $151 million, down $34 million, or 18 percent, compared with prior quarter. The decrease was primarily due to lower card processing fees, net, which declined due to lower per-transaction fees charged; lower merchant banking fees, which declined due to fewer transactions completed; and lower other noninterest income. Other noninterest income decreased primarily due to a loss on the sale of private capital investments in fourth quarter 2011 and accretion adjustments to the indemnification asset associated with FDIC covered loans.

Noninterest income decreased $100 million, or 40 percent, compared with fourth quarter 2010, primarily due to lower gains on the sale of securities and lower other noninterest income. Other noninterest income declined primarily due to a loss on the sale of private capital investments and an accretion adjustment to the indemnification asset associated with FDIC covered loans, both recorded in fourth quarter 2011.

Noninterest expense for fourth quarter 2011 was $619 million, up $16 million, or 3 percent, compared with third quarter 2011. Intangible asset amortization expense increased $7 million, primarily due to a write-off of intangible assets associated with the privatization of the Company in 2008. The provision for losses on off-balance sheet commitments was $2 million, compared with zero in third quarter 2011.

Noninterest expense for fourth quarter 2011 decreased $82 million, or 12 percent, compared with fourth quarter 2010. The decrease was primarily due to lower regulatory assessments expenses, which resulted from a reduction in assessments for deposit insurance, and lower other noninterest expense. Other noninterest expense declined primarily due to certain reserves for contingencies and an asset impairment charge, all recorded in fourth quarter 2010. The provision for losses on off-balance sheet commitments was $2 million, compared with a benefit of $2 million in fourth quarter 2010.

Taxes

The effective tax rate for fourth quarter 2011 was 24.7 percent, compared with an effective tax rate of 17.0 percent for third quarter 2011. The increase in the effective tax rate was primarily due to non-recurring income tax benefits recorded in third quarter related to a change in estimate to the valuation of FDIC covered assets.

Full Year 2011 Results

For full year 2011, net income was $778 million, compared with net income of $573 million for full year 2010. The $205 million increase in net income was primarily due to the after-tax effect of a $399 million decrease in total provision for credit losses.

Total revenue for full year 2011 was $3.3 billion, a decrease of $53 million, or 2 percent, compared with 2010. Net interest income increased $54 million, or 2 percent. Noninterest income decreased $107 million, or 12 percent, primarily due to lower gains on the sale of securities and accretion adjustments to the indemnification asset associated with FDIC covered loans. Noninterest expense increased $43 million, or 2 percent, primarily due to a $155 million increase in salaries and employee benefits expense. The increase in salaries and employee benefits expense was partially offset by a $57 million decrease in other noninterest expense, primarily due to certain reserves for contingencies and an asset impairment charge, all recorded in 2010, and a $47 million decrease in regulatory assessments expense, primarily due to a reduction in assessments for deposit insurance.

Balance Sheet

At December 31, 2011, the Company had total assets of $89.7 billion, up $5.7 billion, or 7 percent, compared with September 30, 2011, and up $10.6 billion, or 13 percent, compared with December 31, 2010.

At December 31, 2011, total deposits were $64.4 billion, up $4 billion, or 7 percent, compared with September 30, 2011, and up $4.5 billion, or 7 percent, compared with December 31, 2010. Core deposits at December 31, 2011, were $52.8 billion, up $2.1 billion, or 4 percent, compared with September 30, 2011, and up $2.7 billion, or 5 percent, compared with December 31, 2010. At December 31, 2011, the Company’s loan-to-deposit ratio was 83 percent, down from 84 percent at September 30, 2011, due to deposits growing faster than loans, and up from 80 percent at December 31, 2010, due to a combination of loan growth and deposit growth.

Credit Quality

The total provision for credit losses was $9 million for fourth quarter 2011, compared with a benefit of $13 million for third quarter 2011, primarily due to organic growth in the existing loan portfolio. Nonperforming assets, excluding FDIC covered assets, decreased $72 million, or 10 percent, compared with prior quarter, primarily due to loan repayments and charge-offs. Net charge-offs decreased $16 million, or 36 percent, compared with third quarter 2011, primarily due to lower commercial loan charge-offs and higher commercial mortgage loan recoveries.

Excluding FDIC covered assets, nonperforming assets were $618 million, or 0.70 percent of total assets, at December 31, 2011, compared with $690 million, or 0.83 percent of total assets, at September 30, 2011, and $890 million, or 1.15 percent of total assets, at December 31, 2010.

Excluding FDIC covered assets, net charge-offs for fourth quarter 2011 were $29 million, down from $43 million for third quarter 2011. Excluding FDIC covered assets, net charge-offs to average total loans for fourth quarter 2011 were 0.21 percent annualized, down from 0.36 percent annualized for third quarter 2011. For fourth quarter 2010, excluding FDIC covered assets, net charge-offs were $64 million, or 0.54 percent annualized of average total loans.

The total provision for credit losses is comprised of the provision for loan losses and the provision for losses on off-balance sheet commitments, which is classified in noninterest expense. In fourth quarter 2011, the provision for loan losses was $7 million and the provision for losses on off-balance sheet commitments was $2 million.

The allowance for credit losses as a percent of total loans, excluding FDIC covered loans, was 1.67 percent at December 31, 2011, compared with 1.77 percent at September 30, 2011, and 2.85 percent at December 31, 2010. The allowance for credit losses as a percent of nonaccrual loans, excluding FDIC covered loans, was 149 percent at December 31, 2011, compared with 132 percent at September 30, 2011, and 156 percent at December 31, 2010.

Capital

Total stockholder’s equity was $11.6 billion and tangible common equity was $8.9 billion at December 31, 2011. The Company’s tangible common equity ratio was 10.20 percent at December 31, 2011, up 10 basis points from 10.10 percent at September 30, 2011, and up 53 basis points from 9.67 percent at December 31, 2010. The preliminary Basel I Tier 1 and Tier 1 common capital ratios at December 31, 2011, were in excess of 13 percent. Additionally, the preliminary Basel I Total risk-based capital ratio at December 31, 2011, was in excess of 15 percent.

Non-GAAP Financial Measures

This press release contains certain references to financial measures identified as excluding privatization transaction impact, foreclosed asset expense, (reversal of) provision for losses on off-balance sheet commitments, productivity initiative costs, low income housing credit investment amortization expense, expenses of the consolidated variable interest entities, merger costs related to acquisitions, or asset impairment charges, which are adjustments from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (GAAP). These financial measures, as used herein, differ from financial measures reported under GAAP in that they exclude unusual or non-recurring charges, losses or credits. This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Management believes that financial presentations excluding the impact of these items provide useful supplemental information which is important to a proper understanding of the Company’s core business results. This press release also includes additional capital ratios (the tangible common equity and Basel I Tier 1 common capital ratios) to facilitate the understanding of the Company’s capital structure and for use in assessing and comparing the quality and composition of UnionBanCal’s capital structure to other financial institutions. These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Headquartered in San Francisco, UnionBanCal Corporation is a financial holding company with assets of $89.7 billion at December 31, 2011. Its primary subsidiary, Union Bank, N.A., is a full-service commercial bank providing an array of financial services to individuals, small businesses, middle-market companies, and major corporations. The bank operated 414 branches in California, Washington, Oregon, Texas and New York, as well as two international offices, on December 31, 2011. UnionBanCal Corporation is a wholly-owned subsidiary of The Bank of Tokyo-Mitsubishi UFJ, Ltd., which is a subsidiary of Mitsubishi UFJ Financial Group, Inc. Union Bank is a proud member of the Mitsubishi UFJ Financial Group (MUFG, NYSE:MTU), one of the world’s largest financial organizations. Visit www.unionbank.com for more information.

UnionBanCal Corporation and Subsidiaries
Financial Highlights (Unaudited)
Exhibit 1

						Percent Change to
	As of and for the Three Months Ended					December 31, 2011 from
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	December 31,
(Dollars in millions)	2011	2011	2011	2011	2010	2011	2010
Results of operations:
Net interest income	$640	$606	$614	$618	$631	6%	1%
Noninterest income	151	185	240	240	251	(18)	(40)
Total revenue	791	791	854	858	882	-	(10)
Noninterest expense	619	603	578	615	701	3	(12)
Pre-tax, pre-provision income	172	188	276	243	181	(9)	(5)
(Reversal of) provision for loan losses	7	(13)	(94)	(102)	(40)	(154)	nm
Income before income taxes and including noncontrolling interests	165	201	370	345	221	(18)	(25)
Income tax expense	40	33	131	114	58	21	(31)
Net income including noncontrolling interests	125	168	239	231	163	(26)	(23)
Deduct: Net loss from noncontrolling interests	4	4	3	4	9	-	(56)
Net income attributable to
UnionBanCal Corporation (UNBC)	$129	$172	$242	$235	$172	(25)	(25)

Balance sheet (end of period):
Total assets	$89,676	$84,013	$80,093	$80,642	$79,097	7	13
Total securities	24,106	20,962	19,430	21,673	22,114	15	9
Total loans held for investment	53,540	50,998	48,967	48,105	48,094	5	11
Core deposits (3)	52,840	50,720	48,156	49,433	50,100	4	5
Total deposits	64,420	60,454	57,181	58,677	59,954	7	7
Long-term debt	6,684	7,064	7,069	6,078	5,598	(5)	19
UNBC stockholder's equity	11,562	10,900	10,667	10,355	10,125	6	14

Balance sheet (period average):
Total assets	$87,079	$82,197	$80,334	$80,056	$80,182	6	9
Total securities	22,721	19,145	20,543	21,601	21,560	19	5
Total loans held for investment	52,365	50,214	48,849	48,283	47,952	4	9
Earning assets	78,007	73,303	71,709	71,351	71,517	6	9
Total deposits	62,848	59,580	58,333	59,471	61,728	5	2
UNBC stockholder's equity	11,646	10,708	10,366	10,167	10,034	9	16

Performance ratios:
Return on average assets (2)	0.59%	0.83%	1.21%	1.19%	0.85%
Return on average UNBC stockholder's equity (2)	4.39	6.36	9.36	9.38	6.81
Return on average assets excluding the impact of privatization transaction (2)	0.65	0.90	1.28	1.24	0.92
Return on average stockholder's equity excluding the impact of privatization transaction (2)	5.97	8.65	12.45	12.41	9.32
Efficiency ratio (4)	78.27	76.21	67.77	71.62	79.52
Core Efficiency ratio (4)	69.12	66.12	63.17	67.04	68.83
Net interest margin (1) (2)	3.29	3.31	3.44	3.49	3.53

Capital ratios:
Tier 1 risk-based capital ratio (7)	13.83%	13.09%	13.08%	12.84%	12.44%
Total risk-based capital ratio (7)	15.99	15.41	15.41	15.41	15.01
Leverage ratio (7)	11.44	10.96	10.96	10.66	10.34
Tier 1 common capital ratio (6) (7)	13.83	13.09	13.08	12.84	12.42
Tangible common equity ratio (5)	10.20	10.10	10.29	9.80	9.67

Refer to Exhibit 13 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Financial Highlights (Unaudited)
Exhibit 2

	As of and for the Years Ended		Percent Change to December 31, 2011 from
	December 31,	December 31,	December 31,
(Dollars in millions)	2011 (1)	2010 (1)	2010
Results of operations:
Net interest income	$2,478	$2,424	2%
Noninterest income	816	923	(12)
Total revenue	3,294	3,347	(2)
Noninterest expense	2,415	2,372	2
Pre-tax, pre-provision income	879	975	(10)
(Reversal of) provision for loan losses	(202)	182	nm
Income before income taxes and including noncontrolling interests	1,081	793	36
Income tax expense	318	239	33
Net income including noncontrolling interests	763	554	38
Deduct: Net loss from noncontrolling interests	15	19	(21)
Net income attributable to UNBC	$778	$573	36

Balance sheet (end of period):
Total assets	$89,676	$79,097	13
Total securities	24,106	22,114	9
Total loans held for investment	53,540	48,094	11
Core deposits (3)	52,840	50,100	5
Total deposits	64,420	59,954	7
Long-term debt	6,684	5,598	19
UNBC stockholder's equity	11,562	10,125	14

Balance sheet (period average):
Total assets	$82,435	$83,176	(1)
Total securities	21,001	22,664	(7)
Total loans held for investment	49,939	47,687	5
Total earning assets	73,610	75,028	(2)
Total deposits	60,066	65,604	(8)
UNBC stockholder's equity	10,726	9,780	10

Performance ratios:
Return on average assets	0.94%	0.69%
Return on average UNBC stockholder's equity	7.25	5.86
Return on average assets excluding the impact of privatization transaction	1.01	0.76
Return on average stockholder's equity excluding the impact of privatization transaction	9.67	8.27
Efficiency ratio (4)	73.32	70.89
Core efficiency ratio (4)	66.31	63.57
Net interest margin (1)	3.38	3.24

Capital ratios:
Tier 1 risk-based capital ratio (7)	13.83%	12.44%
Total risk-based capital ratio (7)	15.99	15.01
Leverage ratio (7)	11.44	10.34
Tier 1 common capital ratio (6) (7)	13.83	12.42
Tangible common equity ratio (5)	10.20	9.67

Refer to Exhibit 13 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Credit Quality (Unaudited)
Exhibit 3

						Percent Change to
	As of and for the Three Months Ended					December 31, 2011 from
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,	December 31,
(Dollars in millions)	2011	2011	2011	2011	2010	2011	2010

Credit Data:
(Reversal of) provision for loan losses, excluding FDIC covered loans	$7	$(13)	$(92)	$(102)	$(48)	(154)%	nm %
(Reversal of ) provision for FDIC covered loan losses not subject to FDIC indemnification	-	-	(2)	-	8	-	(100)
(Reversal of) provision for losses on off-balance sheet commitments	2	-	(18)	(13)	(2)	100	(200)
Total (reversal of) provision for credit losses	$9	$(13)	$(112)	$(115)	$(42)	(169)	nm
Net loans charged off	$28	$44	$111	$53	$64	(36)	(56)
Nonperforming assets	782	870	865	1,032	1,142	(10)	(32)

Credit Ratios:
Allowance for loan losses to:
Total loans held for investment	1.43%	1.51%	1.69%	2.15%	2.48%
Nonaccrual loans	119.58	105.97	114.05	118.50	123.40
Allowance for credit losses to (8) :
Total loans held for investment	1.68	1.76	1.96	2.46	2.81
Nonaccrual loans	140.46	124.09	132.19	135.61	140.23
Net loans charged off to average total loans held for investment (2)	0.21	0.35	0.91	0.44	0.52
Nonperforming assets to total loans held for investment and Other Real Estate Owned (OREO)	1.46	1.70	1.76	2.14	2.37
Nonperforming assets to total assets	0.87	1.04	1.08	1.28	1.44
Nonaccrual loans to total loans held for investment	1.19	1.42	1.48	1.81	2.01

Excluding FDIC covered assets (12):
Allowance for loan losses to:
Total loans held for investment	1.42%	1.51%	1.70%	2.17%	2.50%
Nonaccrual loans	126.26	112.28	124.09	129.10	137.32
Allowance for credit losses to (8) :
Total loans held for investment	1.67	1.77	1.97	2.48	2.85
Nonaccrual loans	148.80	131.92	144.23	148.17	156.44
Net loans charged off to average total loans held for investment (2)	0.21	0.36	0.92	0.46	0.54
Nonperforming assets to total loans held for investment and OREO	1.17	1.38	1.42	1.74	1.91
Nonperforming assets to total assets	0.70	0.83	0.86	1.03	1.15
Nonaccrual loans to total loans held for investment	1.12	1.34	1.37	1.68	1.82

			Percent Change to
	As of and for the Years Ended		December 31, 2011 from
	December 31,	December 31,	December 31,
(Dollars in millions)	2011	2010	2010

Credit Data:
(Reversal of) provision for loan losses, excluding FDIC covered loans	$(200)	$174	nm %
(Reversal of) provision for FDIC covered loan losses not subject to FDIC indemnification	(2)	8	(125)
(Reversal of) provision for losses on off-balance sheet commitments	(29)	(14)	(107)
Total (reversal of) provision for credit losses	$(231)	$168	nm
Net loans charged off	$236	$366	(36)
Nonperforming assets	782	1,142	(32)

Credit Ratios:
Net loans charged off to average total loans held for investment	0.47%	0.77%
Nonperforming assets to total assets	0.87	1.44

Excluding FDIC covered assets (12):
Net loans charged off to average total loans held for investment	0.48%	0.79%
Nonperforming assets to total assets	0.70	1.15

Refer to Exhibit 13 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
Exhibit 4

	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in millions)	2011	2011	2011	2011	2010
Interest Income
Loans	$603	$576	$565	$559	$576
Securities	134	123	138	143	137
Other	2	3	2	1	1
Total interest income	739	702	705	703	714

Interest Expense
Deposits	57	53	53	53	56
Commercial paper and other short-term borrowings	1	2	2	1	-
Long-term debt	41	41	36	31	27
Total interest expense	99	96	91	85	83

Net Interest Income	640	606	614	618	631
(Reversal of) provision for loan losses	7	(13)	(94)	(102)	(40)
Net interest income after (reversal of) provision for loan losses	633	619	708	720	671

Noninterest Income
Service charges on deposit accounts	58	57	56	57	58
Trust and investment management fees	31	33	34	34	34
Trading account activities	38	27	28	33	33
Merchant banking fees	22	27	29	19	28
Securities gains, net	-	1	29	28	33
Brokerage commissions and fees	10	12	12	13	10
Card processing fees, net	4	11	12	10	10
Other	(12)	17	40	46	45
Total noninterest income	151	185	240	240	251

Noninterest Expense
Salaries and employee benefits	347	348	346	344	338
Net occupancy and equipment	71	64	67	65	64
Professional and outside services	55	55	55	44	56
Intangible asset amortization	32	25	24	25	31
Regulatory assessments	15	14	19	21	26
(Reversal of) provision for losses on off-balance sheet commitments	2	-	(18)	(13)	(2)
Other	97	97	85	129	188
Total noninterest expense	619	603	578	615	701

Income before income taxes and including noncontrolling interests	165	201	370	345	221
Income tax expense	40	33	131	114	58
Net Income including Noncontrolling Interests	125	168	239	231	163
Deduct: Net loss from noncontrolling interests	4	4	3	4	9
Net Income attributable to UNBC	$129	$172	$242	$235	$172

UnionBanCal Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
Exhibit 5

	For the Years Ended
	December 31,	December 31,
(Dollars in millions)	2011	2010
Interest Income
Loans	$2,303	$2,266
Securities	538	547
Other	8	13
Total interest income	2,849	2,826

Interest Expense
Deposits	216	290
Commercial paper and other short-term borrowings	6	4
Long-term debt	149	108
Total interest expense	371	402

Net Interest Income	2,478	2,424
(Reversal of) provision for loan losses	(202)	182
Net interest income after (reversal of) provision for loan losses	2,680	2,242

Noninterest Income
Service charges on deposit accounts	228	250
Trust and investment management fees	132	133
Trading account activities	126	111
Merchant banking fees	97	83
Securities gains, net	58	105
Brokerage commissions and fees	47	40
Card processing fees, net	37	41
Other	91	160
Total noninterest income	816	923

Noninterest Expense
Salaries and employee benefits	1,385	1,230
Net occupancy and equipment	267	252
Professional and outside services	209	199
Intangible asset amortization	106	124
Regulatory assessments	69	116
(Reversal of) provision for losses on off-balance sheet commitments	(29)	(14)
Other	408	465
Total noninterest expense	2,415	2,372

Income before income taxes and including noncontrolling interests	1,081	793
Income tax expense	318	239
Net Income including Noncontrolling Interests	763	554
Deduct: Net loss from noncontrolling interests	15	19
Net Income attributable to UNBC	$778	$573

UnionBanCal Corporation and Subsidiaries
Consolidated Balance Sheets
Exhibit 6

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in millions except for per share amount)	2011	2011	2011	2011	2010
Assets
Cash and due from banks	$1,419	$1,277	$1,233	$1,247	$946
Interest bearing deposits in banks (includes $8 at December 31, 2011, $7 at September 30, 2011, $24 at June 30, 2011, $23 at March 31, 2011 and $11 at December 31, 2010 related to consolidated variable interest entities (VIEs))	2,764	2,757	2,477	1,912	217
Federal funds sold and securities purchased under resale agreements	12	28	78	24	11
Total cash and cash equivalents	4,195	4,062	3,788	3,183	1,174
Trading account assets (includes $14 at December 31, 2011, $6 at September 30, 2011, $1 at June 30, 2011, $6 at March 31, 2011 and $43 at December 31, 2010 of assets pledged as collateral)	1,135	1,120	898	876	999
Securities available for sale (includes $340 at June 30, 2011, $308 at March 31, 2011 and $10 at December 31, 2010 of securities pledged as collateral)	22,833	19,633	18,098	20,334	20,791
Securities held to maturity (Fair value: December 31, 2011, $1,429; September 30, 2011, $1,474; June 30, 2011, $1,610; March 31, 2011, $1,646; and December 31, 2010, $1,560)	1,273	1,329	1,332	1,339	1,323
Loans held for investment:
Loans, excluding FDIC covered loans	52,591	49,904	47,718	46,715	46,584
FDIC covered loans	949	1,094	1,249	1,390	1,510
Total loans held for investment	53,540	50,998	48,967	48,105	48,094
Allowance for loan losses	(764)	(768)	(826)	(1,034)	(1,191)
Loans held for investment, net	52,776	50,230	48,141	47,071	46,903
Premises and equipment, net	684	673	686	694	712
Intangible assets, net	360	383	407	432	457
Goodwill	2,457	2,447	2,447	2,447	2,456
FDIC indemnification asset	598	616	650	699	783
Other assets (includes $268 at December 31, 2011, $290 at September 30, 2011, $272 at June 30, 2011, $277 at March 31, 2011 and $283 at December 31, 2010 related to consolidated VIEs)	3,365	3,520	3,646	3,567	3,499
Total assets	$89,676	$84,013	$80,093	$80,642	$79,097

Liabilities
Deposits:
Noninterest bearing	$20,598	$19,630	$17,708	$18,062	$16,343
Interest bearing	43,822	40,824	39,473	40,615	43,611
Total deposits	64,420	60,454	57,181	58,677	59,954
Commercial paper and other short-term borrowings	3,683	2,455	2,838	3,260	1,356
Long-term debt (includes $8 at December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010 related to consolidated VIEs)	6,684	7,064	7,069	6,078	5,598
Trading account liabilities	1,040	946	730	696	774
Other liabilities (includes $1 at December 31, 2011, $3 at September 30, 2011, $2 at June 30, 2011, $2 at March 31, 2011 and $2 at December 31, 2010 related to consolidated VIEs)	2,019	1,925	1,338	1,303	1,024
Total liabilities	77,846	72,844	69,156	70,014	68,706

Equity
UNBC Stockholder's Equity:
Common stock, par value $1 per share:
Authorized 300,000,000 shares; 136,330,830 shares issued and outstanding as of December 31, 2011 and 136,330,829 shares issued and outstanding as of September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010	136	136	136	136	136
Additional paid-in capital	5,989	5,203	5,199	5,201	5,198
Retained earnings	6,246	6,117	5,945	5,703	5,468
Accumulated other comprehensive loss	(809)	(556)	(613)	(685)	(677)
Total UNBC stockholder's equity	11,562	10,900	10,667	10,355	10,125
Noncontrolling interests	268	269	270	273	266
Total equity	11,830	11,169	10,937	10,628	10,391
Total liabilities and equity	$89,676	$84,013	$80,093	$80,642	$79,097

UnionBanCal Corporation and Subsidiaries
Loans and Nonperforming Assets (Unaudited)
Exhibit 7

	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in millions)	2011	2011	2011	2011	2010

Loans held for investment (period end)
Loans held for investment, excluding FDIC covered loans:
Commercial and industrial	$19,226	$17,545	$15,854	$15,143	$15,162
Commercial mortgage	8,175	7,927	7,729	7,749	7,816
Construction	870	966	1,055	1,153	1,460
Lease financing	965	693	701	773	757
Total commercial portfolio	29,236	27,131	25,339	24,818	25,195
Residential mortgage	19,625	19,043	18,610	18,110	17,531
Home equity and other consumer loans	3,730	3,730	3,769	3,787	3,858
Total consumer portfolio	23,355	22,773	22,379	21,897	21,389
Total loans held for investment, excluding FDIC covered loans	52,591	49,904	47,718	46,715	46,584
FDIC covered loans	949	1,094	1,249	1,390	1,510
Total loans held for investment	$53,540	$50,998	$48,967	$48,105	$48,094

Nonperforming Assets (period end)
Nonaccrual loans:
Commercial and industrial	$127	$163	$110	$113	$115
Commercial mortgage	139	206	230	265	329
Construction	16	16	47	71	140
Lease financing	-	-	-	71	-
Total commercial portfolio	282	385	387	520	584

Residential mortgage	285	259	242	241	243
Home equity and other consumer loans	24	25	23	22	22
Total consumer portfolio	309	284	265	263	265
Total nonaccrual loans, excluding FDIC covered loans	591	669	652	783	849
FDIC covered loans	47	56	72	90	116
Total nonaccrual loans	638	725	724	873	965

OREO	27	21	26	32	41
FDIC covered OREO	117	124	115	127	136

Total nonperforming assets	$782	$870	$865	$1,032	$1,142

Total nonperforming assets, excluding FDIC covered assets	$618	$690	$678	$815	$890

Loans 90 days or more past due and still accruing (13)	$2	$3	$2	$3	$2

Refer to Exhibit 13 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Allowances for Credit Losses (Unaudited)
Exhibit 8

	As of and for the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(Dollars in millions)	2011	2011	2011	2011	2010

Analysis of Allowance for Credit Losses
Balance, beginning of period	$768	$826	$1,034	$1,191	$1,277

(Reversal of) provision for loan losses, excluding FDIC covered loans	7	(13)	(92)	(102)	(48)
(Reversal of) provision for FDIC covered loan losses not subject to FDIC indemnification	-	-	(2)	-	8
Increase (decrease) in allowance covered by FDIC indemnification	-	-	(3)	(2)	17
Other (14)	17	(1)	-	-	1

Loans charged off:
Commercial and industrial	(7)	(20)	(11)	(23)	(18)
Commercial mortgage	(14)	(10)	(14)	(24)	(51)
Construction	-	-	(3)	(1)	(4)
Lease financing	(14)	(5)	(71)	-	-
Total commercial portfolio	(35)	(35)	(99)	(48)	(73)
Residential mortgage	(9)	(12)	(13)	(14)	(8)
Home equity and other consumer loans	(10)	(8)	(10)	(11)	(15)
Total consumer portfolio	(19)	(20)	(23)	(25)	(23)
FDIC covered loans	-	(2)	(1)	-	-
Total loans charged off	(54)	(57)	(123)	(73)	(96)

Recoveries of loans previously charged off:
Commercial and industrial	8	5	8	7	19
Commercial mortgage	15	1	2	8	8
Construction	2	4	2	4	3
Total commercial portfolio	25	10	12	19	30

Residential mortgage	-	1	-	-	1
Home equity and other consumer loans	-	1	-	1	1
Total consumer portfolio	-	2	-	1	2

FDIC covered loans	1	1	-	-	-
Total recoveries of loans previously charged off	26	13	12	20	32
Net loans charged off	(28)	(44)	(111)	(53)	(64)

Ending balance of allowance for loan losses	764	768	826	1,034	1,191
Allowance for losses on off-balance sheet commitments	133	131	131	150	162
Total allowance for credit losses	$897	$899	$957	$1,184	$1,353

Components of allowance for loan losses:
Allowance for loan losses, excluding allowance on FDIC covered loans	$747	$751	$809	$1,011	$1,166
Allowance for loan losses on FDIC covered loans	17	17	17	23	25
Total allowance for loan losses	$764	$768	$826	$1,034	$1,191

Refer to Exhibit 13 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Net Interest Income (Unaudited)
Exhibit 9

	For the Three Months Ended
	December 31, 2011			September 30, 2011
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in millions)	Balance	Expense (1)	Rate (1)(2)	Balance	Expense (1)	Rate (1)(2)
Assets
Loans held for investment: (9)
Commercial and industrial	$18,268	$174	3.77%	$16,947	$160	3.76%
Commercial mortgage	8,086	84	4.12	7,838	82	4.22
Construction	893	9	3.77	992	12	5.04
Lease financing	1,073	14	5.45	697	8	4.28
Residential mortgage	19,298	223	4.61	18,818	221	4.70
Home equity and other consumer loans	3,728	38	4.03	3,751	40	4.25
Total loans, excluding FDIC covered loans	51,346	542	4.20	49,043	523	4.26
FDIC covered loans	1,019	63	24.88	1,171	55	18.60
Total loans held for investment	52,365	605	4.60	50,214	578	4.60
Securities	22,721	134	2.36	19,145	123	2.56
Interest bearing deposits in banks	2,591	2	0.26	3,610	3	0.25
Federal funds sold and securities purchased under resale agreements	61	-	0.16	61	-	0.03
Trading account assets	141	-	0.65	166	-	0.68
Other earning assets	128	-	0.33	107	-	0.54
Total earning assets	78,007	741	3.79	73,303	704	3.83
Allowance for loan losses	(780)			(785)
Cash and due from banks	1,342			1,254
Premises and equipment, net	678			676
Other assets	7,832			7,749
Total assets	$87,079			$82,197
Liabilities
Interest bearing deposits:
Transaction and money market accounts	$24,763	14	0.22	$23,836	14	0.23
Savings	5,338	3	0.17	5,476	3	0.21
Time	12,863	40	1.23	11,634	36	1.28
Total interest bearing deposits	42,964	57	0.51	40,946	53	0.53
Commercial paper and other short-term borrowings (10)	2,733	1	0.23	2,371	2	0.20
Long-term debt	6,977	41	2.35	7,066	41	2.31
Total borrowed funds	9,710	42	1.75	9,437	43	1.78
Total interest bearing liabilities	52,674	99	0.74	50,383	96	0.76
Noninterest bearing deposits	19,884			18,634
Other liabilities	2,606			2,203
Total liabilities	75,164			71,220
Equity
UNBC Stockholder's equity	11,646			10,708
Noncontrolling interests	269			269
Total equity	11,915			10,977
Total liabilities and equity	$87,079			$82,197

Net interest income/spread (taxable-equivalent basis)		642	3.05%		608	3.07%
Impact of noninterest bearing deposits			0.20			0.20
Impact of other noninterest bearing sources			0.04			0.04
Net interest margin			3.29			3.31
Less: taxable-equivalent adjustment		2			2
Net interest income		$640			$606

Refer to Exhibit 13 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Net Interest Income (Unaudited)
Exhibit 10

	For the Three Months Ended
	December 31, 2011			December 31, 2010
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in millions)	Balance	Expense (1)	Rate (1)(2)	Balance	Expense (1)	Rate (1)(2)
Assets
Loans held for investment: (9)
Commercial and industrial	$18,268	$174	3.77%	$14,848	$170	4.56%
Commercial mortgage	8,086	84	4.12	7,851	84	4.29
Construction	893	9	3.77	1,724	18	4.13
Lease financing	1,073	14	5.45	641	5	2.89
Residential mortgage	19,298	223	4.61	17,400	222	5.11
Home equity and other consumer loans	3,728	38	4.03	3,872	43	4.36
Total loans, excluding FDIC covered loans	51,346	542	4.20	46,336	542	4.66
FDIC covered loans	1,019	63	24.88	1,616	37	9.03
Total loans held for investment	52,365	605	4.60	47,952	579	4.81
Securities	22,721	134	2.36	21,560	137	2.54
Interest bearing deposits in banks	2,591	2	0.26	1,653	1	0.26
Federal funds sold and securities purchased under resale agreements	61	-	0.16	174	-	0.19
Trading account assets	141	-	0.65	178	-	1.10
Other earning assets	128	-	0.33	-	-	-
Total earning assets	78,007	741	3.79	71,517	717	4.00
Allowance for loan losses	(780)			(1,273)
Cash and due from banks	1,342			1,271
Premises and equipment, net	678			682
Other assets	7,832			7,985
Total assets	$87,079			$80,182
Liabilities
Interest bearing deposits:
Transaction and money market accounts	$24,763	14	0.22	$28,697	21	0.30
Savings	5,338	3	0.17	4,533	3	0.22
Time	12,863	40	1.23	12,017	32	1.08
Total interest bearing deposits	42,964	57	0.51	45,247	56	0.50
Commercial paper and other short-term borrowings (10)	2,733	1	0.23	1,246	-	0.30
Long-term debt	6,977	41	2.35	5,109	27	2.05
Total borrowed funds	9,710	42	1.75	6,355	27	1.71
Total interest bearing liabilities	52,674	99	0.74	51,602	83	0.65
Noninterest bearing deposits	19,884			16,481
Other liabilities	2,606			1,793
Total liabilities	75,164			69,876
Equity
UNBC Stockholder's equity	11,646			10,034
Noncontrolling interests	269			272
Total equity	11,915			10,306
Total liabilities and equity	$87,079			$80,182

Net interest income/spread (taxable-equivalent basis)		642	3.05%		634	3.35%
Impact of noninterest bearing deposits			0.20			0.16
Impact of other noninterest bearing sources			0.04			0.02
Net interest margin			3.29			3.53
Less: taxable-equivalent adjustment		2			3
Net interest income		$640			$631

Refer to Exhibit 13 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Net Interest Income (Unaudited)
Exhibit 11

	For the Years Ended
	December 31, 2011			December 31, 2010
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
(Dollars in millions)	Balance	Expense (1)	Rate (1)	Balance	Expense (1)	Rate (1)
Assets
Loans held for investment: (9)
Commercial and industrial	$16,598	$650	3.92%	$14,754	$676	4.58%
Commercial mortgage	7,858	335	4.26	8,067	341	4.23
Construction	1,084	44	4.04	2,029	66	3.24
Lease financing	830	38	4.60	642	23	3.59
Residential mortgage	18,562	885	4.77	17,093	902	5.28
Home equity and other consumer loans	3,771	158	4.20	3,902	172	4.41
Total loans, excluding FDIC covered loans	48,703	2,110	4.33	46,487	2,180	4.69
FDIC covered loans	1,236	201	16.29	1,200	95	7.88
Total loans held for investment	49,939	2,311	4.63	47,687	2,275	4.77
Securities	21,001	539	2.57	22,664	548	2.42
Interest bearing deposits in banks	2,373	7	0.25	4,128	10	0.25
Federal funds sold and securities purchased under resale agreements	72	-	0.12	353	1	0.14
Trading account assets	149	1	0.80	196	2	1.31
Other earning assets	76	-	0.73	-	-	-
Total earning assets	73,610	2,858	3.88	75,028	2,836	3.78
Allowance for loan losses	(933)			(1,378)
Cash and due from banks	1,263			1,214
Premises and equipment, net	689			675
Other assets	7,806			7,637
Total assets	$82,435			$83,176
Liabilities
Interest bearing deposits:
Transaction and money market accounts	$24,434	57	0.23	$34,686	166	0.48
Savings	5,226	12	0.23	4,426	16	0.35
Time	11,994	147	1.22	11,209	108	0.97
Total interest bearing deposits	41,654	216	0.52	50,321	290	0.58
Commercial paper and other short-term borrowings (10)	2,663	6	0.23	1,289	4	0.38
Long-term debt	6,578	149	2.27	4,736	108	2.28
Total borrowed funds	9,241	155	1.68	6,025	112	1.87
Total interest bearing liabilities	50,895	371	0.73	56,346	402	0.72
Noninterest bearing deposits	18,412			15,283
Other liabilities	2,133			1,535
Total liabilities	71,440			73,164
Equity
UNBC Stockholder's equity	10,726			9,780
Noncontrolling interests	269			232
Total equity	10,995			10,012
Total liabilities and equity	$82,435			$83,176

Net interest income/spread (taxable-equivalent basis)		2,487	3.15%		2,434	3.06%
Impact of noninterest bearing deposits			0.19			0.16
Impact of other noninterest bearing sources			0.04			0.02
Net interest margin			3.38			3.24
Less: taxable-equivalent adjustment		9			10
Net interest income		$2,478			$2,424

Refer to Exhibit 13 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Reconciliation of Non-GAAP Measures (Unaudited)
Exhibit 12

The following table presents a reconciliation between certain Generally Accepted Accounting Principles (GAAP) amounts and specific non-GAAP measures as used to compute selected non-GAAP financial ratios.

	As of and for the Three Months Ended					For the Years Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	December 31,	December 31,
(Dollars in millions)	2011	2011	2011	2011	2010	2011	2010

Net income attributable to UNBC	$129	$172	$242	$235	$172	$778	$573
Net adjustments related to privatization transaction, net of tax	10	10	6	3	7	29	36
Net income attributable to UNBC, excluding impact of privatization transaction	$139	$182	$248	$238	$179	$807	$609

Average total assets	$87,079	$82,197	$80,334	$80,056	$80,182	$82,435	$83,176
Net adjustments related to privatization transaction	2,419	2,442	2,459	2,473	2,488	2,448	2,518
Average total assets, excluding impact of privatization transaction	$84,660	$79,755	$77,875	$77,583	$77,694	$79,987	$80,658
Return on average assets (2)	0.59%	0.83%	1.21%	1.19%	0.85%	0.94%	0.69%
Return on average assets, excluding impact of privatization transaction (2) (11)	0.65	0.90	1.28	1.24	0.92	1.01	0.76

Average UNBC stockholder's equity	$11,646	$10,708	$10,366	$10,167	$10,034	$10,726	$9,780
Net adjustments related to privatization transaction	2,380	2,385	2,390	2,396	2,401	2,388	2,407
Average UNBC stockholder's equity, excluding impact of privatization transaction	$9,266	$8,323	$7,976	$7,771	$7,633	$8,338	$7,373
Return on average UNBC stockholder's equity (2)	4.39%	6.36%	9.36%	9.38%	6.81%	7.25%	5.86%
Return on average UNBC stockholder's equity, excluding impact of privatization transaction (2) (11)	5.97	8.65	12.45	12.41	9.32	9.67	8.27

Noninterest expense	$619	$603	$578	$615	$701	$2,415	$2,372
Less: Foreclosed asset expense	3	4	2	3	4	12	11
Less: (Reversal of) provision for losses on off-balance sheet commitments	2	-	(18)	(13)	(2)	(29)	(14)
Less: Productivity initiative costs	14	33	5	4	-	56	-
Less: Low income housing credit investment amortization expense	23	15	18	13	19	69	60
Less: Expenses of the consolidated VIEs	6	6	6	6	15	24	32
Less: Merger costs related to acquisitions	-	1	10	13	9	24	33
Less: Asset impairment charge	-	-	-	-	30	-	30
Net noninterest expense before privatization adjustments	$571	$544	$555	$589	$626	$2,259	$2,220
Net adjustments related to privatization transaction	32	26	25	26	32	109	136
Net noninterest expense, excluding impact of privatization transaction (a)	$539	$518	$530	$563	$594	$2,150	$2,084

Total revenue	$791	$791	$854	$858	$882	$3,294	$3,347
Add: Net interest income taxable-equivalent adjustment	2	2	3	2	3	9	10
Total revenue, including taxable-equivalent adjustment	793	793	857	860	885	3,303	3,357
Accretion related to privatization-related fair value adjustments	15	10	16	21	21	62	77
Total revenue, excluding impact of privatization transaction (b)	$778	$783	$841	$839	$864	$3,241	$3,280
Core efficiency ratio, excluding impact of privatization transaction (a)/(b) (4) (11)	69.12	66.12	63.17	67.04	68.83	66.31	63.57

Total UNBC stockholder's equity	$11,562	$10,900	$10,667	$10,355	$10,125
Less: Goodwill	2,457	2,447	2,447	2,447	2,456
Less: Intangible assets	360	383	407	432	457
Less: Deferred tax liabilities related to goodwill and intangible assets	(130)	(140)	(149)	(159)	(168)
Tangible common equity (c)	$8,875	$8,210	$7,962	$7,635	$7,380
Tier 1 capital, determined in accordance with regulatory requirements	$9,642	$8,724	$8,535	$8,280	$8,029
Less: Trust preferred securities	-	-	-	-	13
Tier 1 common equity (d)	$9,642	$8,724	$8,535	$8,280	$8,016
Total assets	$89,676	$84,013	$80,093	$80,642	$79,097
Less: Goodwill	2,457	2,447	2,447	2,447	2,456
Less: Intangible assets	360	383	407	432	457
Less: Deferred tax liabilities related to goodwill and intangible assets	(130)	(140)	(149)	(159)	(168)
Tangible assets (e)	$86,989	$81,323	$77,388	$77,922	$76,352
Risk-weighted assets, determined in accordance with regulatory requirements (f) (7)	$69,700	$66,628	$65,274	$64,467	$64,516
Tangible common equity ratio (c)/(e) (5)	10.20%	10.10%	10.29%	9.80%	9.67%
Tier 1 common capital ratio (d)/(f) (6)(7)	13.83	13.09	13.08	12.84	12.42

Refer to Exhibit 13 for footnote explanations.

UnionBanCal Corporation and Subsidiaries

Footnotes
Exhibit 13

(1)	Yields and interest income are presented on a taxable-equivalent basis using the federal statutory tax rate of 35 percent.
(2)	Annualized.
(3)	Core deposits consist of total deposits, excluding brokered deposits, foreign time deposits and domestic time deposits greater than $250,000.
(4)	The efficiency ratio, is total noninterest expense as a percentage of total revenue (net interest income and noninterest income). The core efficiency ratio, a non-GAAP financial measure, is net noninterest expense (noninterest expense excluding privatization-related expenses and fair value amortization/accretion, foreclosed asset expense, (reversal of) provision for losses on off-balance sheet commitments, low income housing credit investment amortization expense, expenses of the consolidated VIEs, merger costs related to acquisitions, asset impairment charges and certain costs related to productivity initiatives) as a percentage of total revenue (net interest income (taxable-equivalent basis) and noninterest income), excluding impact of privatization. Management discloses the core efficiency ratio as a measure of the efficiency of our operations, focusing on those costs most relevant to our core activities. Please refer to Exhibit 12 for a reconciliation between certain GAAP amounts and these non-GAAP measures.
(5)	The tangible common equity ratio, a non-GAAP financial measure, is calculated as tangible common equity divided by tangible assets. The methodology for determining tangible common equity may differ among companies. The tangible common equity ratio has been included to facilitate the understanding of the Company's capital structure and for use in assessing and comparing the quality and composition of UnionBanCal's capital structure to other financial institutions. Please refer to Exhibit 12 for a reconciliation between certain GAAP amounts and these non-GAAP measures.
(6)	The Tier 1 common capital ratio is the ratio of Tier 1 capital, less qualifying trust preferred securities, to risk-weighted assets. All of the trust preferred securities were paid off during the quarter ended March 31, 2011. The Tier 1 common capital ratio, a non-GAAP financial measure, has been included to facilitate the understanding of the Company's capital structure and for use in assessing and comparing the quality and composition of UnionBanCal's capital structure to other financial institutions. Please refer to Exhibit 12 for a reconciliation between certain GAAP amounts and these non-GAAP measures.
(7)	Estimated as of December 31, 2011. The risk-based capital ratios at December 31, 2011 are considered preliminary, due primarily to a difference in methodologies applied by the OCC and the Federal Reserve with respect to the treatment of certain exposures. Accordingly, the final risk-based capital ratios are subject to change upon the resolution of this issue.
(8)	The allowance for credit losses ratios include the allowances for loan losses and losses on off-balance sheet commitments.
(9)	Average balances on loans outstanding include all nonperforming loans. The amortized portion of net loan origination fees (costs) is included in interest income on loans, representing an adjustment to the yield.
(10)	Includes interest bearing trading liabilities.
(11)	These ratios exclude the impact of the privatization transaction. Management believes that these ratios, which exclude the push-down accounting effects of the privatization transaction, provide useful supplemental information, which is important to a proper understanding of the Company's core business results. Please refer to Exhibit 12 for a reconciliation between certain GAAP amounts and these non-GAAP measures.
(12)	These ratios exclude the impact of the FDIC covered loans, the related allowance for loan losses and FDIC covered OREO, which are covered under loss share agreements between Union Bank, N.A. and the Federal Deposit Insurance Corporation. Such agreements are related to the April 2010 acquisitions of certain assets and assumption of certain liabilities of Frontier Bank and Tamalpais Bank. Management believes the exclusion of FDIC covered loans and FDIC covered OREO in certain asset quality ratios that include nonperforming loans, nonperforming assets, total loans held for investment and the allowance for loan losses or credit losses in the numerator or denominator provides a better perspective into underlying asset quality trends.
(13)	Excludes loans totaling $165 million, $198 million, $251 million, $279 million and $312 million that are 90 days or more past due and still accruing at December 31, 2011, September 30, 2011, June 30, 2011, March 31, 2011 and December 31, 2010, respectively, which consist of FDIC covered loans accounted for in accordance with the accounting standards for purchased credit impaired loans.
(14)	Other includes a $16 million allowance for loan losses transfer attributed to an internal reorganization on October 1, 2011 in which The Bank of Tokyo-Mitsubishi UFJ transferred its trust company, The Bank of Tokyo-Mitsubishi UFJ Trust Company (BTMUT) to the Company.
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CONTACT:
UnionBanCal Corporation
Thomas Taggart, 415-765-2249
Corporate Communications
Michelle Crandall, 415-765-2780
Investor Relations